UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2017 (April 19, 2017)

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Amended and Restated Term Loan Agreement and Amended Credit Agreement

As previously disclosed, on January 31, 2014, CoreSite, L.P. (the “Operating Partnership”), the operating partnership of CoreSite Realty Corporation (the “Company”), entered into an unsecured term loan agreement with Royal Bank of Canada, as administrative agent, and certain lenders party thereto from time to time (as amended on June 25, 2015 and June 15, 2016, the “Term Loan Agreement”). The Term Loan Agreement is guaranteed by certain subsidiaries of the Operating Partnership on a joint and several basis.

On April 19, 2017, the Term Loan Agreement was amended and restated (the “Amended and Restated Term Loan Agreement”) to, among other things, (i) increase the commitment thereunder from $100 million to $200 million, (ii) extend the maturity of the facility from January 31, 2019 to April 19, 2022 and (iii) explicitly permit the issuance of the Notes (as defined below) by the Operating Partnership and the guaranties thereof by the Company and the Subsidiary Guarantors (as defined below). At the election of the Operating Partnership, the term loan bears interest at a rate per annum equal to (i) LIBOR plus 150 basis points to 210 basis points or (ii) a base rate plus 50 basis points to 110 basis points, each depending on the Operating Partnership’s leverage ratio. All other terms of the Term Loan Agreement remain materially unchanged.

The commitment was borrowed in full at closing, and the proceeds from the term loan will be used to pay down the revolving portion of the Company’s outstanding balance on its existing credit facility and for general corporate purposes. Royal Bank of Canada will serve as administrative agent and RBC Capital Markets LLC, Regions Capital Markets, TD Securities (USA) LLC and Wells Fargo Securities, LLC served as joint lead arrangers and joint book managers.

As previously disclosed, the Operating Partnership is also party to a third amended and restated unsecured credit agreement (as amended on February 2, 2016 and June 15, 2016, the “Credit Agreement”) with a group of lenders for which KeyBank National Association acts as the administrative agent. On April 19, 2017, the Credit Agreement was amended (the “Credit Agreement Amendment”) in order to make certain changes to conform to the provisions of the Amended and Restated Term Loan Agreement.

The foregoing descriptions of the Amended and Restated Term Loan Agreement and Credit Agreement Amendment are qualified in their entirety by reference to the full text of the Amended and Restated Term Loan Agreement and Credit Agreement Amendment attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Note Purchase Agreement

On April 20, 2017, the Operating Partnership issued and sold an aggregate principal amount of $175 million of its 3.91% Senior Notes due April 20, 2024 (the “Notes”) in a private placement to certain “accredited investors” conducted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Notes are governed by a note purchase agreement, dated April 20, 2017 (the “Note Purchase Agreement”), by and among the Operating Partnership, the Company and the purchasers named therein.

Interest on the Notes is payable semiannually, on the 15th day of June and December in each year, commencing on December 15, 2017. The Notes are senior unsecured obligations of the Operating Partnership and are jointly and severally guaranteed by the Company and each of the Operating Partnership’s subsidiaries that guarantees indebtedness under the Operating Partnership’s senior unsecured credit facility (the “Subsidiary Guarantors”).

The Operating Partnership may prepay all or a portion of the Notes upon notice to the holders for 100% of the principal amount so prepaid plus a make-whole premium as set forth in the Note Purchase Agreement. Upon the occurrence of certain change of control events, holders of the Notes will have the right to require that the Operating Partnership purchase such holder’s Notes in cash at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The Note Purchase Agreement contains customary representations and warranties of the Operating Partnership, as well as certain covenants, including limitations on transactions with affiliates, merger, consolidation and sale of assets, liens and subsidiary indebtedness, and will require delivery of customary financial reports to the holders.

The Note Purchase Agreement also contains certain financial covenants, including: (i) maximum consolidated total unsecured indebtedness; (ii) minimum consolidated tangible net worth; (iii) a maximum ratio of consolidated total indebtedness to gross asset value; (iv) a minimum ratio of adjusted consolidated EBITDA to consolidated fixed charges; and (v) a maximum ratio of secured indebtedness to gross asset value. In addition, on the date of the Note Purchase Agreement, certain additional financial covenants in the Credit Agreement will be automatically incorporated into the Note Purchase Agreement, and, subject to certain conditions, these additional financial covenants will be deleted, removed, amended or otherwise modified to be more or less restrictive if the analogous covenant in the Credit Agreement is so deleted, removed, amended or otherwise modified. The aforementioned covenants are substantially consistent with those contained in the Amended and Restated Term Loan Agreement and the Credit Agreement and are subject to a number of exceptions and qualifications set forth in the Note Purchase Agreement.

The Note Purchase Agreement also contains customary events of default (subject in certain cases to specified cure periods), including, but not limited to, non-payment, breach of covenants, representations or warranties, cross defaults, bankruptcy or other insolvency events, judgments and ERISA events.

The proceeds from the Notes will be used to pay down all outstanding amounts on the revolving portion of the Company’s existing credit facility and for general corporate purposes.

The Notes and the guaranties thereof will not be and have not been registered under the Securities Act or any state securities laws and may not be offered or sold absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description of the Note Purchase Agreement is a summary and is qualified in its entirety by reference to the terms of the Note Purchase Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01              Other Events.

On April 20, 2017, the Company issued a press release announcing the private placement of the Notes and the amendment and restatement of the Term Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1

Amended and Restated Term Loan Agreement, among CoreSite, L.P., as borrower, Royal Bank of Canada, as administrative agent, on behalf of itself and certain other lenders, and the other lenders party thereto, dated as of April 19, 2017.

10.2

Third Amendment to Third Amended and Restated Credit Agreement, among CoreSite, L.P., as borrower, KeyBank National Association, as administrative agent, on behalf of itself and certain other lenders, and the other lenders party thereto, dated as of April 19, 2017.

10.3	Note Purchase Agreement, dated as of April 20, 2017, by and among CoreSite Realty Corporation, CoreSite, L.P. and the purchasers listed on the Purchaser Schedule thereto.
99.1	Press release, dated April 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    April 20, 2017

CORESITE REALTY CORPORATION

By:	/s/ Jeffrey S. Finnin
Name:	Jeffrey S. Finnin
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amended and Restated Term Loan Agreement, among CoreSite, L.P., as borrower, Royal Bank of Canada, as administrative agent, on behalf of itself and certain other lenders, and the other lenders party thereto, dated as of April 19, 2017.

10.2

Third Amendment to Third Amended and Restated Credit Agreement, among CoreSite, L.P., as borrower, KeyBank National Association, as administrative agent, on behalf of itself and certain other lenders, and the other lenders party thereto, dated as of April 19, 2017.

10.3	Note Purchase Agreement, dated as of April 20, 2017, by and among CoreSite Realty Corporation, CoreSite, L.P. and the purchasers listed on the Purchaser Schedule thereto.
99.1	Press release, dated April 20, 2017.